EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Travelers Group Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 of Travelers Group Inc. of our reports dated January 17, 1997 which are incorporated by reference or included in the 1996 Annual Report on Form 10-K of Travelers Group Inc. incorporated herein by reference. We also consent to the incorporation by reference in the registration statement on Form S-8 of Travelers Group Inc. of our report dated June 21, 1996, relating to the statements of net assets available for plan benefits of Travelers Group 401(k) Savings Plan as of December 31, 1995 and 1994, and the related statements of changes in net assets available for plan benefits for the years then ended, and all related schedules, which is incorporated by reference in the 1995 Annual Report on Form 10-K, as amended, of Travelers Group Inc. incorporated herein by reference.



                                    /s/ KPMG Peat Marwick LLP

New York, New York
April 22, 1997